UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2006

California Pizza Kitchen, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-31149	95-4040623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6053 West Century Boulevard, 11th Floor Los Angeles, California	90045-6438
(Address of Principal Executive Offices)	(Zip Code)

(310) 342-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Indemnification Agreement

On June 14, 2006, the stockholders of California Pizza Kitchen, Inc. (the “Company”) approved a form of indemnification agreement, in the form attached hereto as Exhibit 10.1. The Company has entered into separate indemnification agreements with each member of the Company’s Board of Directors (the “Board”) and certain of the Company’s officers and it currently intends to enter into similar agreements with each future member of the Board as well as certain of its officers, as may be determined from time to time by the Board.

The indemnification agreements are intended to complement the indemnity protection available under applicable law, the Company’s certificate of incorporation and bylaws and any policies of insurance which may currently or hereafter be maintained by the Company.

The indemnification agreements provide for indemnification of an officer or director who was successful, in whole or in part, whether on the merits or otherwise, in defense of any action, suit or proceeding, including actions by or in the right of the Company, if the applicable standard of conduct is met. The standard of conduct under the indemnification agreement coincides with the standard of conduct under Delaware law, and is met if (i) the indemnitee’s conduct was in good faith, (ii) the indemnitee reasonably believed that his or her conduct was in or not opposed to the best interests of the Company and (iii) in the case of any criminal proceeding, indemnitee had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreement also provides for indemnification under a broader range of circumstances than those specifically enumerated under Delaware law. Specifically, the indemnification agreement provides for partial indemnification of an officer or director if it is determined that the officer or director is not entitled to the total amount of the costs, judgments, penalties, fines, liabilities or expenses actually and reasonably incurred. Additionally, an officer or director is also entitled to indemnification against all expenses actually and reasonably incurred or suffered by the officer or director or on his or her behalf if he or she appears as a witness or otherwise incurs legal expenses as a result of his or her service as an officer or director, in any threatened, pending or completed legal, administrative, investigative or other proceeding or matter to which he or she neither is, nor is threatened to be made, a party.

The above description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Credit Agreement

On June 19, 2006, the Company entered into the First Amendment to Amended and Restated Credit Agreement (the “Amendment”) to amend the Amended and Restated Credit Agreement dated as of June 30, 2004 (the “Original Credit Agreement”) between the Company and Bank of America, N.A (“Bank of America”), a copy of which is attached hereto as Exhibit 10.2. Pursuant to the terms of the Amendment, the parties agreed to (i) increase the Commitment (as defined in the Original Credit Agreement) from $20,000,000 to $75,000,000; (ii) amend the Letter of Credit Expiration Date (as defined in the Original Credit Agreement) to June 30, 2010; and (iii) amend the Maturity Date (as defined in the Original Credit Agreement) to June 30, 2009, with no other material changes to the terms of the Original Credit Agreement. In order to satisfy conditions to effectiveness of the Amendment, (i) the Company executed a promissory note in the amount of $75,000,000 payable to Bank of America dated June 19, 2006, a copy of which is attached hereto as Exhibit 10.3; and (ii) CPK Management Company, a wholly-owned subsidiary of the Company, executed a Consent and Reaffirmation of Guaranty dated June 19, 2006, a copy of which is attached hereto as Exhibit 10.4.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01. OTHER	EVENTS

On June 19, 2006, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing (i) a stock repurchase program authorized by the Company’s Board of Directors to acquire in open market or private transactions, from time-to-time for a term of two (2) years, and in accordance with applicable laws, rules and regulations, up to $30 million of the Company’s common stock and (ii) the Amendment to the Original Credit Agreement described above. The $30 million common stock repurchase program is in addition to the existing common stock repurchase program authorized by the Company’s Board of Directors in August 2004, under which a remaining amount of approximately $5.7 million of the Company’s common stock is currently authorized to be repurchased.

ITEM 9.01. FINANCIAL	STATEMENTS AND EXHIBITS

(c)	Exhibits:

10.1	Form of Indemnification Agreement

10.2	First Amendment to Amended and Restated Credit Agreement, dated June 19, 2006

10.3	Promissory Note payable to Bank of America, N.A. by the Company, dated June 19, 2006

10.4	Consent and Reaffirmation of Guaranty by CPK Management Company, dated June 19, 2006

99.1	Press Release, dated June 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Pizza Kitchen, Inc. a Delaware corporation

Date: June 20, 2006	By:	/s/ Larry S. Flax
		Name:	Larry S. Flax
		Title:	Co-Chief Executive Officer Co-President and Co-Chairman of the Board

By:	/s/ Richard L. Rosenfield
	Name:	Richard L. Rosenfield
	Title:	Co-Chief Executive Officer Co-President and Co-Chairman of the Board

INDEX TO EXHIBITS

No.	Description

10.1	Form of Indemnification Agreement

10.2	First Amendment to Amended and Restated Credit Agreement, dated June 19, 2006

10.3	Promissory Note payable to Bank of America, N.A. by the Company, dated June 19, 2006

10.4	Consent and Reaffirmation of Guaranty by CPK Management Company, dated June 19, 2006

99.1	Press Release, dated June 19, 2006

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